Exhibit 99.2

                             [TOMMY HILFIGER LOGO]


CONTACT:          INVESTOR RELATIONS:                        PUBLIC RELATIONS:
                  Joseph Scirocco/Valerie Martinez           Caren Bell
                  (212) 548-1570/1811                        (212) 548-1823


                                                          FOR IMMEDIATE RELEASE


                 TOMMY HILFIGER CORPORATION ANNOUNCES ACTIONS IN
                RESPONSE TO U.S. ATTORNEY'S OFFICE INVESTIGATION

Hong Kong, November 3, 2004 - Tommy Hilfiger Corporation (NYSE:TOM) announced today that the Company is taking several actions as a result of the previously announced investigation by the U.S. Attorney's Office for the Southern District of New York:

     o The Company is providing documents and other information to the U.S. Attorney's Office in response to the investigation.

     o The Board of Directors of the Company has formed a Special Committee of independent directors, consisting of Clinton Silver, Mario Baeza, and Jerri DeVard, to conduct an independent investigation into matters arising out of the governmental investigation. The Special Committee has retained Debevoise & Plimpton LLP as legal counsel, with a team headed by Mary Jo White, former U.S. Attorney for the Southern District of New York.

     o The Company has retained FTI Consulting, Inc. to review the buying office commission rates paid by the Company's subsidiaries over time, and to report to the Board and the Special Committee its conclusions.

     o Pending these findings, the Company is delaying the release of its after-tax results for its second quarter of its fiscal year ending March 31, 2005 and the filing of its Quarterly Report on Form 10-Q, which is due on November 9, 2004. PricewaterhouseCoopers LLP, the Company's independent public accountants, has advised the Company that its review of the second quarter financial statements cannot be completed until after the Special Committee has substantially completed its review.

     o The Company has issued a separate press release today on its pretax results for the second quarter of fiscal 2005, which includes an update on the Company's guidance with respect to its estimated operating results for fiscal 2005.


                           Tommy Hilfiger Corporation
                        9/F., Novel Industrial Building,
                           850-870 Lai Chi Kok Road,
                                Cheung Sha Wan,
                               Kowloon, Hong Kong
                         Tel: 2216 0668 Fax: 2371 2928

The delay in filing the financial information required in a Form 10-Q may result in the Company not being in compliance with its financial filing covenants in its public debt indenture. The Company expects to cure any non-compliance in a timely fashion, and consequently expects that these securities will not become due as a result of the filing delay. However, if an acceleration of its public debt were to occur, the Company expects to use its available cash and possible alternative financing sources to satisfy its obligations. As of September 30, 2004, the Company had cash, cash equivalents and short-term investments totaling $428.9 million, and total indebtedness of $343.2 million.

In addition, the Company has initiated discussions with the banks for the Tommy Hilfiger U.S.A., Inc. ("THUSA") credit facility to seek to obtain waivers relating to possible breaches or defaults that could otherwise arise under that facility as a result of the delay in furnishing quarterly financial information. As of September 30, 2004, the Company had used $87.6 million of the available borrowings under the THUSA credit facility to open letters of credit, but did not have any direct borrowings outstanding under that facility.

LITIGATION UPDATE

In light of the delay in the filing of the Company's 10-Q, the Company is providing an update on certain litigation matters in this release:

On September 24, 2004, THUSA announced that it had received a grand jury subpoena issued by the U.S. Attorney's Office for the Southern District of New York seeking documents generally related to domestic and/or international buying office commissions since 1990 and that certain of THUSA's current and former employees had received subpoenas. Several domestic and international subsidiaries of the Company pay buying office commissions to Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH"), a British Virgin Islands corporation which is a wholly-owned and consolidated subsidiary of the Company, pursuant to contracts to provide or otherwise secure through sub-agents certain services, including product development, sourcing, production scheduling and quality control functions. The Company understands that the U.S. Attorney's Office investigation is focused on the appropriateness of the commission rate paid by the Company's subsidiaries to THEH, as well as other related tax matters, although there can be no assurance that the scope of the investigation will not be expanded. At this point, the Company cannot predict the timing or outcome of the investigation, which may include the institution of administrative, civil or criminal proceedings, claims for back taxes and interest, the imposition of fines and penalties, or other remedies and sanctions. The Company also cannot predict what impact the inquiry may have on its business, financial condition, results of operations, cash flow or historical financial statements.

Following the Company's September 24th announcement, approximately ten purported shareholder class action lawsuits were filed in the United States District Court for the Southern District of New York against the Company, as well as certain current and former officers and directors of the Company. The complaints allege that the value of the Company's stock was inflated artificially by allegedly understating the Company's tax liability and misrepresenting the Company's true effective tax rate. The complaints further allege violations of Sections 10(b) and

20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The various plaintiffs seek to represent a class of shareholders who purchased Company common stock between November 3, 1999 and September 24, 2004. No substantive action has yet taken place in these cases. The Company intends to defend itself vigorously against these claims.

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear under the Tommy Hilfiger trademarks. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Company's own network of outlet and specialty stores in the United States, Canada and Europe.


SAFE HARBOR STATEMENT

Statements made by the Company that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and the Company's customers, distributors, licensees and franchisees in particular; changes in trends in the market segments and geographic areas in which the Company competes; the level of demand for the Company's products; actions by our major customers or existing or new competitors; the effect of the Company's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties (including the U.S./Barbados treaty); changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products; the effects of any consolidation of the Company's facilities and actions to reduce selling, general and administrative expenses; the outcome of the investigation being conducted by the U.S. Attorney's Office, the related class action lawsuits and the Special Committee's investigation; the ability of the Company to obtain waivers and/or satisfy covenants under its credit agreement and indenture on a timely basis relating to the providing of required financial information; as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including its Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                  Page 3 of 3